Exhibit 10.18

REVOLVING LOAN AGREEMENT

THIS REVOLVING LOAN AGREEMENT (hereinafter called “Loan Agreement”) between ALCOA SECURITIES CORPORATION (“Lender”), a Delaware corporation having its principal place of business at 101 Cherry Street, Suite 400, Burlington, VT 05401, and MOZAIC GROUP, LTD. (“Borrower”), a Missouri corporation having its principal place of business at 5257 Shaw Avenue, St. Louis, MO, 63110, takes effect June 30, 2004.

WITNESSETH THAT:

WHEREAS, Borrower has requested that Lender provide a revolving credit facility to the Borrower for its general corporate purposes, including its working capital requirements.

WHEREAS, Lender has agreed to make the requested credit facility available to the Borrower on the terms and conditions set forth in this Loan Agreement.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth, and intending to be legally bound hereby, agree as follows:

Section 1. Certain Definitions

As used herein, the following words and terms shall have the following meanings, respectively:

“BBA -LIBOR” means the rate for deposits in U.S. dollars for a three-month period that is released by the British Bankers Association as of 11:00 am., London time, on the day that is two Business Days preceding the date for which the rate is to be determined.

“Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business in New York, New York and London, England.

“Event of Default” shall mean any of the Events of Default described in Section 15 of this Loan Agreement.

“Loan Documents” shall mean this Loan Agreement, the Security Agreement between Lender and Borrower effective this date.

“Maturity Date” means June 30, 2006 or such later date to which the term of this Agreement is extended with Lender’s consent; provided, however, that if the Minority Shareholders exercise the Purchase Option under the Shareholders’ Agreement, then the “Maturity Date” is the date on which the Minority Shareholders purchase the capital stock of Borrower held by SGS (or its affiliates).

“Minority Shareholders” means the holders of the capital stock of Borrower other than SGS or its affiliates.

“SGS” means Southern Graphic Systems, Inc., a Kentucky corporation and an indirect subsidiary of Lender.

“Shareholders’ Agreement” means the Mozaic Group Ltd. Amended and Restated Shareholders’ Agreement dated June 30, 2004 by and among Mozaic Group Ltd., SGS and the other persons who are or become parties to that agreement.

Section 2. Loans.

Subject to the terms and conditions set forth herein, Lender agrees to make advances to Borrower, from time to time during the period from and including the date hereof to but not including the Maturity Date (each a “Loan” and collectively the “Loans”) for the purposes hereinafter set forth; provided, however, that the aggregate amount of outstanding Loans shall not at any time exceed $3,100,000, as that amount is reduced under Section 2.1 (the “Loan Commitment”). Subject to the terms of this Loan Agreement, Borrower may borrow, repay and re-borrow the amount of the Loan Commitment. All sums outstanding under the Loan Commitment shall be due and payable in full on the Maturity Date. At Lender’s request, Borrower will execute and deliver to Lender a Note evidencing all Loans substantially in the form of Schedule A hereto. Lender’s records with respect to any and all sums borrowed, repaid, re-borrowed and prepaid, and other amounts due or to become due hereunder shall be binding upon the parties, absent manifest error. Lender may at any time refinance this Loan Agreement and all amounts owed hereunder with a third party lender under comparable terms; provided, however, that (a) the Minority Shareholders will not, without their consent, be required to personally guaranty such refinancing, (b) absent approval by Borrower’s board of directors and shareholders, Borrower will not be required to grant a security interest in its assets (other than its accounts receivable) to secure such refinancing and (c) such third party lender will not have the right to convert the debt to equity of the Borrower.

Section 2.1 Reduction of Commitments.

The parties hereby agree that the Loan Commitment shall be permanently reduced in incremental partial reductions in the amounts and in accordance with the Loan Commitment Reduction Schedule and the other terms and conditions set forth in Schedule 2.1 hereto.

Section 3. Absolute Obligation.

Borrower hereby unconditionally and irrevocably promises to pay to Lender all principal, interest and other amounts owing under this Loan Agreement when such amounts are due and payable hereunder, without counterclaim, deduction, setoff or other reduction for any reason.

Section 4. Loan Availability.

Borrower may borrow sums hereunder from time to time without advance notice to Lender if, after giving effect to such Loan, the then unpaid principal amount of the Loans shall not exceed the Loan Commitment (as reduced under Section 2.1) and Borrower is otherwise in compliance with the terms of this Loan Agreement.

Section 5. Interest.

Each Loan will bear interest at a rate equal to BBA - LEBOR plus 350 basis points, and that rate will change quarterly on the first day of each quarter beginning October 1, 2004. From the effective date of this agreement through September 30, 2004, the applicable interest rate is 5.37% per annum. Accrued interest is due and payable quarterly in arrears on September 30, December 31, March 31 and June 30 of each year, beginning September 30, 2004 (each such date, an “Interest Payment Date”) and on the Maturity Date. All interest is computed on the basis of actual days elapsed and a. 360- day year of twelve 30-day months. Without prejudice to Lender’s rights and remedies under Section 15, if Borrower fails to pay when due any principal of or interest on the Loan or other amount due hereunder, Borrower must pay to Lender, upon demand, a late payment charge on the amount remaining unpaid at the rate of BBA - LIBOR plus 400 basis points per annum. This late payment charge will accrue daily in lieu of interest on such amount during the period such amount remains unpaid (whether before or after judgment) and including the due date but excluding the date on which payment is made.

Section 6. Principal.

The principal of each Loan is due and payable on the Maturity Date unless accelerated sooner in accordance with Section 15 of this agreement.

Section 7. Prepayment.

Borrower may at its option prepay all or any part of the outstanding principal balance of the Loans (in minimum amounts of $100,000 or a larger integral multiple of $100,000) on any Business Day upon two Business Days’ prior written notice to Lender. All prepayments are without premium or penalty. All partial prepayments will be applied to principal. If the Loans are prepaid in full, Borrower must pay all accrued interest to the date of such prepayment.

Section 8. Payment in Full at Maturity.

On the Maturity Date, the entire outstanding principal balance of all Loans, together with all other sums owing under this Loan Agreement, are due and payable in full, unless accelerated sooner in accordance with Section 15 of this agreement or unless payable sooner under Section 6.3; 7.2(c); 9.2(b) of the Shareholders’ Agreement. Repayment must be made by transfer to such account of Lender as Lender may designate to Borrower. If any payment of interest or principal is due on a day that is not a Business Day, then such payment must be made on the next Business Day thereafter.

Section 9. Term.

This Loan Agreement is effective for the period commencing on this date and terminating on the Maturity Date, unless Lender terminates this Loan Agreement earlier in accordance with its terms and conditions or unless it has been repaid in full under Section 6.3; 7.2(c); 9.2(b); or 10.1(b) of the Shareholders’ Agreement. Borrower immediately must pay all sums due and payable under this Agreement if Lender terminates this Loan Agreement or if payment is required under Section 6.3; 7.2(c); 9.2(b); or 10.1(b) of the Shareholders’ Agreement, provided, that if there has been no default and if payment has not been required under Section 6.3; 7.2(c); 9.2(b); or 10.1(b) of the Shareholders’ Agreement and the Purchase Option, as set forth and described in the Shareholders’ Agreement, has not been exercised, Lender will (i) extend the Maturity Date for such period of time as Lender and Borrower may mutually agree or (ii) refinance the Loan Commitment with a third party on substantially similar terms.

Section 10. Utilization of Loan by Borrower.

Borrower agrees that it will use all proceeds of each Loan for its general corporate purposes, including its working capital requirements.

Section 11. Representations and Warranties.

Borrower hereby represents and warrants (and each representation and warranty is deemed repeated at the date of each Loan) that:

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and is duly qualified to do business and is in good standing in such jurisdictions where such qualification is necessary.

(b) There is no action or proceeding pending or, to the knowledge of Borrower, threatened, against Borrower, before any court or administrative agency which is likely to result in any material adverse change in the business or financial condition of Borrower.

(c) Neither the execution or delivery of this Loan Agreement, the consummation of any Loan, nor compliance with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the charter or by-laws of Borrower or of any law or of any regulation, order, writ, injunction or decree of any court or governmental instrumentality, or of any material agreement or instrument to which Borrower is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property of Borrower pursuant to the terms of any such agreement or instrument.

(d) Borrower is in compliance with all of the terms of this Loan Agreement and the Loan Documents.

(e) Neither Borrower nor any of its subsidiaries has any indebtedness other than this Loan Agreement and the indebtedness listed on Schedule 11.1 hereto.

Section 12. Conditions of Lending.

The obligation of Lender to make Loans hereunder is subject to the accuracy, as of the date hereof and as of the date of each Loan, of the representations and warranties contained herein, the performance by Borrower of its obligations to be performed hereunder on or before each such date, Lender’s (or an affiliate’s) continuing ownership of a majority of the outstanding voting capital stock of Borrower and Borrower’s and the Minority Shareholders compliance with the terms and conditions of the Shareholders’ Agreement.

Section 13. Affirmative Covenant.

Borrower covenants that, so long as the Loan Agreement is in effect and thereafter until payment in full of the Loans, it will forward to Lender a copy of the financial statements submitted to SGS, at the time such financial statements are submitted to SGS.

Section 14. Negative Covenant.

Borrower covenants that, so long as the Loan Agreement is in effect and thereafter until payment in full of the Loans, it will not, other than in accordance with the Shareholders’ Agreement, register any change in the ownership of Borrower’s voting capital stock from the ownership existing on the effective date of this Loan Agreement.

Section 15. Events of Default.

If one or more of the following described Events of Default shall occur, that is to say:

(a) Borrower defaults in any payment of interest or principal when due (other than at maturity or by acceleration) and Borrower fails to cure such default within thirty days; provided, however, that after three such defaults Borrower must cure any further such default within five Business Days;

(b) any representation or warranty made or deemed made by Borrower hereunder is false or misleading in any material respect as of the time made or deemed made or furnished;

(c) Borrower defaults in the performance of any other covenant, condition or provision hereof and such default is not be remedied for a period of 30 days after written (including electronic or facsimile) notice thereof;

(d) Borrower or any of the Minority Shareholders default under any of the Loan Documents or breach the Shareholders’ Agreement such default is not cured within thirty days after notice of default is given;

(e) any case, proceeding or other action against Borrower is commenced seeking an order for relief against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it that is not fully stayed within seven Business Days after the entry thereof or (ii) remains in effect for a period of 60 days; or

(f) Borrower generally fails to pay its debts as they become due or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors; or Borrower commences any case, proceeding or other action seeking an order for relief on its behalf as debtor or adjudicating it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or Borrower takes any corporate action to authorize or in contemplation of any of the actions set forth above in this subsection.

Then, and in any such event, Lender shall in addition to all other rights and remedies available to it be entitled by written (including electronic or facsimile) notice to Borrower to terminate this Loan Agreement and to declare any principal and all interest accrued thereon to be forthwith due and payable, and the same will thereupon become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

Notwithstanding anything contained herein to the contrary, in the case of a default under clause (a) of this Section 15 and a failure by Borrower to cure such default within the prescribed time period, Lender will, before exercising any of the rights or remedies available to it, provide the Minority Shareholders with an opportunity to tender an offer to purchase all of the capital stock of Borrower held by SGS. The Minority Shareholders must tender such offer within 15 Business Days after notice from Lender. SGS may accept or reject any such offer in its sole discretion. SGS will notify the Minority Shareholders of its decision to accept or reject such offer within 15 Business Days after its receipt. If the Minority Shareholders fail to tender an offer or SGS elects in its sole discretion to reject an offer, then Lender may exercise any and all rights and remedies available to it.

In addition, in the case of a default under clause (a) of this Section 15 and a failure by Borrower to cure such default within the prescribed time period, Lender has the right (but not the obligation), as an alternative to declaring an Event of Default under this agreement, to convert all of the amounts owing hereunder to shares of capital stock of Borrower in accordance with the following provisions.

Before exercising this conversion right, however, Lender will allow the Minority Shareholders to avoid a loss of their shares of capital stock of Borrower by funding (by means of personal or third party financing) the payment to Lender of the amount in default within 15 days, provided that such personal or third party financing must be unsecured debt of Borrower and subordinate to this Loan Agreement in the case of personal financing and pari passu with or subordinate to this Loan Agreement in the case of third party financing.

If Lender exercises its conversion right, then all amounts owing under this Loan Agreement (including the principal amount of all Loans then outstanding, all unpaid interest and such other amounts as are payable hereunder), or such lesser portion of all amounts owing under this Loan Agreement that is designated by Lender, will be converted from debt to shares of capital stock of Borrower using a pro rata formula based upon an assumed 100% valuation for Borrower of $4.9 million, provided that the Minority Shareholders must always retain ownership of at least 10% of the outstanding capital stock of Borrower.

For purposes of illustration, if the conversion right is exercised and the amount to be converted is equal to or greater than $1.9 million, Lender will acquire all outstanding shares of capital stock

(voting and non-voting) of Borrower except for 10% of such shares ($ 1.9 million divided by $4.9 million = 39%; 39% + 51% = 90%). If the amount to be converted is $1 million, that amount will convert to 20% of the outstanding capital stock of Borrower, increasing Lender’s (or SGS’) share from (the initial) 51% to 71% and decreasing the Minority Shareholders’ share from (the initial) 49% to 29%.

The shares of capital stock of Borrower held by the Minority Shareholders will automatically be canceled and Borrower will issue new shares of its capital stock to Lender or its designee(s), in connection with Lender’s exercise of its conversion right hereunder and to the Minority Shareholders, evidencing a pro rata reduction in the shares held by each Minority Shareholder.

Lender’s exercise of its conversion right hereunder does not affect in any way SGS’s rights to acquire any remaining shares of capital stock of Borrower held by the Minority Shareholders following such conversion, in accordance with the Purchase Option (or otherwise) under the Shareholders’ Agreement.

Section 16. Miscellaneous.

(a) No waiver of any part of this Loan Agreement, nor consent to any departure from its terms by Lender is effective unless the same is in writing, and then such waiver or consent is effective only to the extent set forth therein.

(b) All notices or communications of either party to this Loan Agreement must be in writing (which will include an electronic or facsimile communication) and are effective (1) if given by mail, when deposited in the mail, with first class postage prepaid, addressed as provided herein, and (2) if given by any other means (including facsimile), when delivered or received at such addresses, to such party addressed as follows:

If to Borrower:

Mozaic Group Ltd.

5257 Shaw Avenue

St. Louis, MO 63110

Attention: Mary Ann Gibson

If to Lender:

Alcoa Securities Corporation

101 Cherry Street,

Suite 400, Burlington VT 05401

Attn: John E. Wilson, Jr., President & Treasurer

or otherwise addressed with respect to any party hereto as such party may designate in writing to the other pursuant to this Section 16(b).

(c) If any payment of interest or repayment of principal becomes due on a day that is not a Business Day at the location where such payment is to be made, such payment or repayment must be made on the first Business Day thereafter.

(d) All payments by Borrower to Lender will be made on the respective due dates by transfer to an account of Lender maintained at Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 000-1206, ABA # 043000261, in the amount due pursuant to the terms of this Loan Agreement or to such Other location or by such method of payment as Lender may direct by giving Borrower at least five Business Days advance written notice.

(e) This Loan Agreement will be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

(f) This Loan Agreement is binding upon and will inure to the benefit of Lender and its respective successors and assigns. Borrower may not assign or transfer its rights or obligations hereunder without Lender’s prior written consent.

[Signatures on the next page]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Loan Agreement to be executed by their duly authorized officers effective June 30, 2004.

SCHEDULE A

PROMISSORY NOTE

$3,100,000	St. Louis, Missouri
June 30, 2004

FOR VALUE RECEIVED, and intending to be legally bound hereby, the undersigned, MOZAIC GROUP LTD., a Missouri corporation (“Borrower”), hereby promises to pay to the order of ALCOA SECURITIES CORPORATION, a Delaware corporation (“Lender”), the principal sum of $3,100,000 or, if less, the aggregate unpaid amount of all loans made by Lender to Borrower under that certain Revolving Loan Agreement between Borrower and Lender effective June 30, 2004 (the “Loan Agreement”).

Payment of principal hereunder will be made as provided in the Loan Agreement.

Each Loan will bear interest at a rate equal to BBA-LIBOR plus 350 basis points, and that rate will change quarterly on the first day of each quarter beginning October 1, 2004. From June 30, 2004 through September 30, 2004, the applicable interest rate is 5.37% per annum. Accrued interest is due and payable quarterly in arrears on September 30, December 31, March 31 and June 30 of each year, beginning September 30, 2004 (each such date, an “Interest Payment Date”) and on the Maturity Date. Ail interest is computed on the basis of actual days elapsed and a 360-day year of twelve 30-day months. A late payment charge is payable in accordance with the terms of the Loan Agreement.

Borrower may, at its option and subject to Section 7 of the Loan Agreement, prepay all or any part of the remaining unpaid principal.

If any payment is due on a day that is not a Business Day, such payment will be made on the next Business Day thereafter.

This Promissory Note is issued under and entitled to the benefits of the Loan Agreement to which Loan Agreement reference is hereby made for a statement of the rights of the holder of this Promissory Note, including the right to accelerate the maturity hereof upon the happening of certain stated events. Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement.

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of the day and year first above written.

Attest:	MOZAIC GROUP LTD.

By:	By:
Its:	Its:

Schedule 2.1

Loan Commitment Reduction Schedule

Date*	Amount to Which Loan Commitment Will be Reduced
June 30, 2005	$2,800,000
September 30, 2005	$2,500,000
December 31, 2005	$1,800,000
March 31, 2006	$1,000,000

On or before each of the dates indicated, Borrower shall repay that portion of the outstanding principal balance of the Loans so that the outstanding principal balance does not exceed the reduced Loan Commitment

Schedule 11.1

Indebtedness of Borrower and its subsidiaries

MOZAIC GROUP, LTD.

DEBT

SCHEDULE 11.1

Notes Payable

NP - MISSOURI STATE BANK

MAG (DCS REAL ESTATE LLC) LOAN

Equipment Leases

KING LEASING

CAPITAL TECHNOLOGY & RELIANCE BANK

COLORFAB EQUIPMENT DIGITAL OUTPUT EQ

SBP IMAGE SOLUTIONS KONICA 7150 DIGITAL COPIER

FROM	MARILYN FAYOCK	TO	SUSAN ATKINS
LEGAL DEPARTMENT
ALCOA CORPORATE CENTER-6B05

JULY 6, 2004

RE:	Revolving Loan Agreement between Alcoa Securities Corporation and Mozaic Group Ltd.

Enclosed please find the original Revolving Loan Agreement between Alcoa Securities Corporation and Mozaic Group Ltd. and Promissory Note from Alcoa Securities Corporation to Mozaic Group Ltd. for $3,100,000.

Thanks for your help.

SECURITY AGREEMENT

FOR VALUE RECEIVED, as security for the payment of all amounts due and owing by MOZAIC GROUP LTD. (the “Debtor”), a Missouri corporation to ALCOA SECURITIES CORPORATION (the “Secured Party”), a Delaware corporation, including, without limitation, any and all obligations of Debtor to Secured Party under that certain devolving Loan Agreement between Secured Party and Debtor that takes effect this date (the “Revolving Loan Agreement”) or any note executed by Debtor under the Revolving Loan Agreement (the “Note”)(cotlectively, the “Debt”).

Section 1. Creation of Security Interest.

The Debtor hereby assigns and pledges to the Secured Party, its successors, and assigns, and grants to it, its successors, and assigns, a security interest in and to:

1.1 the following described property of Debtor wherever located (capitalized terms used throughout this Security Agreement will have the meaning given to them by the Pennsylvania Uniform Commercial Code, as amended from time to time):

all accounts; accounts receivable; contract rights; chattel paper; general intangibles (excluding trade and proprietary secrets) and instruments, including without limitation instruments evidencing any obligation to Debtor for payment for goods sold or leased or services Tendered or otherwise; any goods the sale or lease of which has given or gives rise to any accounts, accounts receivable, contract rights, chattel paper, general intangibles or instruments; tax refunds; trade names; trade styles; trademarks; copyrights; patents; formulae; designs; blueprints; plans; software; literary rights; goodwill; licenses, permits and privileges; customer lists; rights of indemnification (Accounts);

whether any such property is now owned or hereafter acquired or existing by Debtor, and all records (including computer software) pertaining to the foregoing, and all substitutions for, all proceeds and all products of the foregoing, including insurance proceeds, to the fullest extent permitted by law. The pledge and grant of a security interest in proceeds hereunder will not be deemed to give Debtor any right to dispose of the Collateral other than in the ordinary course of its business.

Section 2. Collateral.

All property in which the Secured Party is granted a security interest hereunder will be hereinafter referred to as the “Collateral.”

Section 3. Protection of Collateral.

The Debtor hereby covenants and agrees with the Secured Party as follows:

3.1 The Debtor will maintain in good condition and repair and will protect and preserve the Collateral.

3.2 The Debtor warrants that the Debtor has and will continue to have good and marketable title to the Collateral, free and clear of all liens, encumbrances, and security interests (except those created hereby and other security interests of the Secured Party therein) and agrees to preserve such unencumbered title and the Secured Party’s security interest in the Collateral and to defend it against all parties.

3.3 Risk of loss of, damage to, or destruction of the Collateral is the responsibility of the Debtor, although the Secured Party will exercise reasonable care in the custody and preservation of any Collateral in its possession. The Secured Party will be deemed to have exercised such reasonable care if it takes such action for that purpose as the Debtor reasonably requests in writing, but no omission to do any act not requested by the Debtor will be deemed a failure to exercise reasonable care, and no omission to comply with any request of the Debtor will of itself be deemed a failure to exercise reasonable care.

3.4 The Debtor will execute and deliver to the Secured Party any financing statements or continuation statements or assignments or other instruments or take any other action deemed necessary by the Secured Party to perfect or continue the perfection of its security interest in the Collateral. Further, the Debtor hereby irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact to do all acts and things which the Secured Party deems necessary or advisable to preserve, perfect and continue perfecting Secured Party’s interest in the Collateral, including without limitation, executing and filing such financing statements in the name of the Debtor in the Debtor’s place and stead.

Section 4. Default.

Occurrence of any of the following events will constitute an Event of Default under this Security Agreement.

4.1 The failure of the Debtor to make a payment of interest or principal when due under or pursuant to the terms of the Revolving Loan Agreement or the Note.

4.2 The failure of the D ebtor to perform promptly and comply with any of the terms, provisions, or conditions of this Security Agreement; the Revolving Loan Agreement, the Note, or the Amended and Restated Shareholders’ Agreement dated June 30, 2004 by and among Debtor, Southern Graphic Systems, Inc. and the other persons who are or become parties to that agreement (the “Shareholders’ Agreement”) or an act by the Debtor or the performance by the Debtor of an obligation that is not in accordance with the priorities and agreements set forth in the Intercreditor Agreement dated June 30, 2004 between the Secured Party and the Missouri State Bank or the Intercreditor Agreement dated June 30, 2004 between the Secured Party and Reliance Bank.

4.3 The dissolution of the Debtor or the liquidation in any way of the business of the Debtor.

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4.4 The institution of a proceeding in bankruptcy, insolvency, receivership, or reorganization by or against the Debtor or any of its property which has not been dismissed within 60 days.

Section 5. Remedies.

At any time after a default by the Debtor hereunder, and after receipt by the Debtor of a notice of such default and the passage of 10 days after such receipt of notice without such default being cured by the Debtor, then the Secured Party, at its option and at the expense of the Debtor, may:

5.1 transfer into its own name, or into the name of its nominee, all or any part of the Collateral, thereafter receiving all dividends, income, or other distributions upon the Collateral;

5.2 notify any obligor on any of the Collateral, whether Accounts or otherwise, to make payment thereon directly to the Secured Party, whether or not the Debtor was theretofore making collections thereon;

5.3 inspect the books and records of the Debtor and make extracts therefrom;

5.4 take control of and manage all or any of the Collateral;

5.5 apply to the payment of any of the aforesaid liabilities, whether any be due and payable or not, any monies, including cash dividends and income from any Collateral, now or hereafter in the hands of the Secured Party, on deposit or otherwise, belonging to the Debtor, as the Secured Party, in its sole discretion, may determine;

5.6 do anything which the Debtor is required but fails to do hereunder, and in particular the Secured Party may, if the Debtor fails to do so, (i) insure or take any reasonable steps to protect the Collateral, (ii) pay all taxes, levies, expenses, and costs arising with respect to the Collateral, and (iii) pay any premiums payable on any policy of insurance required to be obtained or maintained hereunder, and add any amounts paid under this Section 5 to the principal amount of the Revolving Loan Agreement or the Note and other liabilities of the Debtor secured hereunder;

5.7 direct any insurer to make payment of any insurance proceeds, including any returned or unearned premiums, directly to the Secured Party, and apply such monies to any liabilities or other amounts evidenced or secured hereby in such order or fashion as the Secured Party may elect;

5.8 inspect the Collateral at any reasonable time; and

5.9 pay any amounts the Secured Party elects to pay or advance hereunder on account of insurance, taxes, or other costs, fees, or changes arising in connection with the Collateral, either directly to the payee(s) of such cost, Fee, or charge, directly to the

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Debtor, or to such payee(s) and the Debtor jointly, and add any amounts paid under this Section 5 to the principal amount of Revolving Loan Agreement or the Note and other liabilities of the Debtor secured hereunder.

Section 6. Incorporation of Code.

This Security Agreement has been entered into under and pursuant to the Pennsylvania Uniform Commercial Code and the Secured Party has all the rights and remedies of a secured party thereunder.

Section 7. Severability.

If any one or more of the provisions of this Security Agreement is, for any reason, held invalid, Illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Security Agreement If any provision in this Security Agreement is held to be excessively broad, it will be construed by limiting it so as to be enforceable to the extent compatible with applicable taw.

Section 8. No Waiver of Default Rights.

Any delay or omission by the Secured Party to exercise any rights or powers arising from ‘ any default or any partial exercise thereof will not impair any such rights or powers, nor will the same be construed to be a waiver thereof or any acquiescence therein, nor will any action or nonaction by the Secured Party in the event of any default alter or impair the rights of the Secured Party in respect of any subsequent default, or impair or affect any rights or powers resulting therefrom.

Section 9. Further Remedies.

In case the Debt or any other liabilities of the Debtor to the Secured Party secured hereby mature, whether by declaration, acceleration or otherwise, and remain unpaid, then the Secured Party will have the full power and authority to proceed to exercise any one or more of the rights accorded to it by the Pennsylvania Uniform Commercial Code or otherwise accorded to it by law, including the right to require the Debtor to assemble any of the Collateral and make it available to the Secured Party at a place designated by the Secured Party and reasonably convenient to both parties. The proceeds of any collection, sale or other disposition of the Collateral or any part thereof will, after the Secured Party has made all deductions of reasonable expenses, including but not limited to reasonable attorneys1 fees and other expenses incurred in connection with repossession, collection, sale, or disposition of the Collateral or in connection with the enforcement of the Secured Party’s rights with respect to the Collateral in any insolvency, bankruptcy, or reorganization proceedings, be applied against the liabilities secured hereby, whether all such liabilities be then due and payable or not, in such manner as the Secured Party will in its sole discretion determine.

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Section 10. Assignment.

Upon any negotiation, sale or assignment of any of the liabilities of the Debtor secured under this Security Agreement by the Secured Party, the Secured Party may deliver or assign the Collateral hereunder or any part thereof, to the transferee or purchaser who will thereupon have and may exercise all powers, rights and options in respect of such Collateral and otherwise hereby given to the Secured Party, and the transferee or purchaser, who thus negotiates, sells, or assigns any of such liabilities to the Debtor secured hereby will thereafter be forever relieved and fully discharged from any liability or accountability in respect to such Collateral. This Security Agreement is nonassignable by the Debtor without the prior written consent of the Secured Party, which consent may be withheld for any reason or no reason whatsoever.

Section 11. Burden and Benefit.

The provisions of this Security Agreement are binding upon the Debtor, its successors, and permitted assigns, and the benefits hereof will inure to the Secured Party, its successors and assigns.

Section 12. Notice.

Except as specifically provided herein, the Debtor hereby waives any and all notice of every kind, to which it might otherwise be entitled with respect to the incurring of any farther obligation or liability by the Debtor to the Secured Party, the demand for payment, or the payment of all or any obligations or liabilities of the Debtor to the Secured Party (whether now existing or hereafter arising) or the presentment of any instrument for payment at anytime in connection with any obligation or liability of the Debtor, or the protest or nonpayment thereof.

Section 13. Termination.

This Security Agreement will remain in full force and effect until all liabilities of the Debtor to the Secured Party are paid in full.

Section 14. No Waiver.

No delay or failure on the part of the Secured Party in exercising any right, power, or privilege hereunder will operate as a waiver thereof or of any other right, power, or privilege of the Secured Party hereunder; nor will any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies of the Secured Party hereunder are cumulative and not exclusive of any rights or remedies which it may otherwise have at law or in equity.

Section 15. Governing Law.

This Security Agreement is governed by and is construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

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IN WITNESS WHEREOF, intending lo be legally bound hereby, the parties hereto have caused this Security Agreement to be duly executed in counterparts as of the 30th day of June 2004